UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 28, 2013

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2013, AGY Holding Corp., a Delaware corporation (“AGY”), and KAGY Holding Company, Inc., the direct parent company of AGY (“KAGY,” and together with AGY, the “Companies”), entered into a series of agreements for the restructuring of the Companies’ business and exchange of certain of AGY’s outstanding 11% senior second lien notes due 2014 (the “Old Notes”).

Exchange Transaction

In connection with the restructuring, AGY offered certain holders of the Old Notes the opportunity to exchange (the “Exchange Transaction”) Old Notes for (a) newly issued shares of convertible participating preferred stock, par value $0.01 per share (“Series A Preferred Stock”), of KAGY having an aggregate initial issuance price equal to 50% of the principal amount of Old Notes submitted for exchange plus 50% of the accrued and unpaid interest through May 15, 2013 on the Old Notes submitted for exchange, (b) new 11% senior second lien notes due 2016 issued by AGY (“New Notes”), having substantially similar terms to the terms of the Old Notes, in an aggregate principal amount equal to 50% of the aggregate principal amount of Old Notes submitted for exchange and (c) cash (to be paid as accrued interest on the New Notes in an amount equal to 50% of the accrued and unpaid interest on the Old Notes submitted for exchange for the period from the last interest payment date on the Old Notes through June 28, 2013, the closing date of Exchange Transaction) ((a), (b) and (c) together, the “Exchange Consideration”). Approximately 93% in aggregate principal amount of the holders of Old Notes participated in the Exchange Transaction. The condition to closing the Exchange Transaction included in the Restructuring and Support Agreement (the “Support Agreement”), dated May 15, 2013, by and among the Companies, certain holders of the Old Notes and certain stockholders of KAGY, requiring participation in the Exchange Transaction by at least 97% in aggregate principal amount of the holders of Old Notes was waived by the required majority of Old Notes holders party to the Support Agreement. The New Notes and Series A Preferred Stock have not been and will not be registered under the Securities Act of 1933.

Concurrent with the closing of the Exchange Transaction:

KAGY Charter Amendment

KAGY amended and restated its certificate of incorporation (as amended, the “KAGY Charter”) to provide for the issuance of up to 30,000,000 shares of common stock, par value $0.01 per share, and 91,000 shares of preferred stock, par value $0.01 per share, including the Series A Preferred Stock that was issued by KAGY in connection with the closing of the Exchange Transaction. The terms of the Series A Preferred Stock include provision for, among other things, certain transfer restrictions, dividends, a liquidation preference, voting rights, redemption rights and the right to convert such Series A Preferred Stock into common stock of KAGY in certain circumstances.

Amendment of Old Notes Indenture

AGY received the requisite consents to certain amendments (the “Amendments”) to the indenture governing the Old Notes to eliminate substantially all of the covenants and collateral provisions and certain events of default applicable to the Old Notes prior to the closing of the Exchange Transaction. AGY executed a supplemental indenture (the “Supplemental Indenture”) incorporating the Amendments into the indenture governing the Old Notes in connection with the closing of the Exchange Transaction.

New Notes Indenture

AGY issued approximately $80.1 million aggregate principal amount of the New Notes under an indenture (the “New Notes Indenture”) among AGY, the guarantors party thereto and U.S. Bank, National Association (“US Bank”), as trustee. The New Notes Indenture, together with the Intercreditor Agreement (as defined below) and the related security documents, provide the terms of the New Notes.

Amendment and Restatement of Stockholders Agreement

The Companies executed an amended & restated stockholders agreement (the “Stockholders Agreement”), by and among the Companies and certain stockholders of KAGY, to replace the stockholders agreement, dated as of April 7, 2006, by and among the Companies and the KAGY stockholders party thereto. As a condition to participating in the Exchange Transaction (and in connection with any permitted transfer of shares of Series A Preferred Stock), Holders of Series A Preferred Stock are required to become a party to, and be bound by the terms of, the Stockholders Agreement, which contains certain rights and obligations in respect of the shares of Series A Preferred Stock, including, among others, certain restrictions on transfer of shares of Series A Preferred Stock, voting agreements, consent rights, participation rights, tag-along rights, drag-along provisions and rights of first refusal.

Amendment of Master Lease Agreement

The Companies entered into a Second Amended and Restated Master Lease Agreement (the “Amended Metals Facility”) with DB Energy Trading LLC (“DB”), AGY Aiken LLC and AGY Huntingdon LLC, to be syndicated to a group of participants arranged by DB. The Amended Metals Facility extends the term of the metals facility through June 15, 2016 and, among other things, permits AGY to lease up to 51,057 Troy ounces of platinum and 3,308 Troy ounces of rhodium, two of the alloy metals used in AGY’s manufacturing operations. The Amended Metals Facility is terminable by the Companies upon 30 days’ advance written notice. The Amended Metals Facility contains customary events of default, including, without limitation, nonpayment of lease rent, inaccuracy of representations and warranties in any material respect and a cross-default provision with the New Notes, the Amended ABL Facility (as defined below) and the New Term Loan (as defined below).

Amendment of ABL Facility

AGY entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “ABL Amendment”) with UBS AG, Stamford Branch, as agent (the “ABL Agent”), UBS Securities LLC (“UBS”), AGY Aiken LLC and AGY Huntingdon LLC, which amended its existing senior secured revolving credit facility with UBS (together with the ABL Amendment, the “Amended ABL Facility”). Among other things, the ABL Amendment provides that the maturity of the facility shall be no earlier than June 15, 2016 and provides for a reduction of 25 basis points in the applicable margin. The Amended ABL Facility is a $60 million senior secured revolving credit facility and includes sublimits for the issuance of letters of credit and swing line loans. The Amended ABL Facility is guaranteed by KAGY and all of AGY’s existing and future direct and indirect domestic subsidiaries, subject to certain exceptions. AGY and the guarantors’ obligations under the Amended ABL Facility are secured, subject to permitted liens and other agreed-upon exceptions, by a first-priority perfected security interest in substantially all of AGY’s and the guarantors’ assets.

The Amended ABL Facility also contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers and consolidations, dividends and other payments in respect of capital stock, transactions with affiliates, and optional payments and modifications of subordinated and other debt instruments. The Amended ABL Facility also includes customary events of default, including a default upon a change of control.

Term Loan Agreement

The Companies entered into a term loan credit agreement (the “New Term Loan”) with certain participants in the Exchange Transaction and Wells Fargo Bank, National Association (the “Term Loan Agent”), providing for borrowings by AGY of an aggregate principal amount of $20 million, the full amount of which was drawn on the Exchange Transaction closing date. The New Term Loan will bear interest at a rate of 12% per annum and will mature on September 15, 2016. The New Term Loan is guaranteed by KAGY and all of AGY’s existing and future direct and indirect domestic subsidiaries, subject to certain exceptions. AGY and the guarantors’ obligations under the New Term Loan are secured, subject to permitted liens and other agreed-upon exceptions, by a second-priority perfected security interest in substantially all of AGY’s and the guarantors’ assets.

The New Term Loan also contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers and consolidations, dividends and other payments in respect to capital stock, transactions with affiliates, and optional payments and modifications of subordinated and other debt instruments. The New Term Loan also includes customary events of default.

Intercreditor Agreement

The Companies entered into an intercreditor agreement (the “Intercreditor Agreement”) with the ABL Agent, the Term Loan Agent, US Bank, as trustee for the New Notes, and certain of the Companies’ subsidiaries named therein to replace the existing intercreditor agreement among AGY, the ABL Agent, US Bank, as trustee, and the other parties thereto. The Intercreditor Agreement provides for, among other things, the subordination of the liens on the collateral securing the New Notes to the liens on the collateral securing the Amended ABL Facility and the New Term Loan and the

subordination of the liens on the collateral securing the New Term Loan to the liens on the collateral securing the Amended ABL Facility.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 in this Current Report on Form 8-K, with respect to execution of the Supplemental Indenture in connection with the closing of the Exchange Transaction, is incorporated by reference in this Item 3.03.

Item 5.01 Changes in Control of Registrant.

Under the Stockholders Agreement, certain KAGY Series A Preferred Stock holders have the right to designate a majority of the directors of the Board of Directors of KAGY for so long as such stockholders maintain certain ownership thresholds of the Series A Preferred Stock. KAGY controls AGY as its direct parent.

Item 8.01. Other Events.

Exchange Offer

Promptly following the closing of the Exchange Transaction and the other restructuring transactions, AGY commenced an exchange offer for all outstanding Old Notes. The economic terms of the exchange offer are equivalent to the Exchange Consideration (subject to certain limited exceptions and subject to certain limitations on participation arising under applicable securities laws). Unless extended by AGY, the exchange offer will expire on July 29, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Title

Exhibit 99.1	Press Release issued by AGY on June 28, 2013.

Certain statements contained in this Current Report on Form 8-K are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should” or “could.” Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. Although AGY believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those risk factors listed from time to time in AGY’s filings with the Securities and Exchange Commission. Except as required by applicable law, AGY assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: June 28, 2013	By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson Title: Chief Financial Officer, Interim

EXHIBIT INDEX

Exhibit Number	Title

Exhibit 99.1	Press Release issued by AGY on June 28, 2013.